Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter Earnings

NEW YORK, NY, May 6, 2014 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended March 31, 2014. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, mortgage loans and other real estate related assets. A reconciliation of core earnings to net income appears at the end of this press release.

FIRST QUARTER 2014 FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net income of $0.98 per diluted common share

•	Core Earnings of $0.62 per diluted common share

•	$0.60 per share common dividend declared

•	$19.53 net book value per share as of March 31, 2014 (1), net of the first quarter dividend

INVESTMENT HIGHLIGHTS

•	$3.8 billion investment portfolio value as of March 31, 2014 (2) (4)

•	61.7% Agency RMBS investment portfolio

•	38.3% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS and mortgage loans

•	2.62% net interest margin as of March 31, 2014 (3)

•	4.36x leverage as of March 31, 2014 (2) (7)

•	Hedge ratio at quarter end of 107% of Agency RMBS repo notional, or 69% of total repo notional (8)

•	6.0% constant prepayment rate (“CPR”) for the first quarter on the Agency RMBS investment portfolio (5)

•	5.8% CPR for the month of March

•	Acquired a pool of $59.0 million unpaid principal balance of seasoned re-performing and non-performing residential mortgage loans

•	Deployed $10.0 million of equity into a commercial real estate investment on a hotel property which bears current interest of Libor + 12.25%

“We are pleased with the favorable technicals and fundamentals in the housing and mortgage markets during the first quarter,” commented Jonathan Lieberman, President and Chief Investment Officer. “The investment team executed on several key objectives for MITT, including core earnings covering our quarterly dividend, growing book value per share and continuing our ongoing migration into credit assets. During the quarter we closed investments in both residential and commercial loans and we are very excited about the investment opportunities we are seeing today to deploy additional equity in both markets.”

KEY STATISTICS (2)

	Weighted Average at March 31, 2014	Weighted Average for the Quarter Ended March 31, 2014
Investment portfolio	$3,779,732,653	$3,780,103,963
Repurchase agreements	$3,255,756,359	$3,125,068,783
Stockholders’ equity	$715,352,421	$714,192,521
Leverage ratio (7)	4.36x	4.38x
Hedge ratio—Total repo (8)	69%	69%
Hedge ratio—Agency repo (8)	107%	105%
Yield on investment portfolio (9)	4.27%	4.26%
Cost of funds (10)	1.65%	1.71%
Net interest margin (3)	2.62%	2.55%
Management fees (11)	1.40%	1.40%
Other operating expenses (12)	1.48%	1.48%
Book value, per share (1)	$19.53
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2014 (2):

		Premium (Discount)			Weighted Average
	Current Face		Amortized Cost	Fair Value	Coupon*	Yield
Agency RMBS:
15-Year Fixed Rate	$272,447,062	$7,280,496	$279,727,558	$282,617,891	3.20%	2.55%
20-Year Fixed Rate	139,314,748	7,004,756	146,319,504	145,258,817	3.73%	2.86%
30-Year Fixed Rate	1,166,383,202	66,393,682	1,232,776,884	1,213,888,577	4.03%	3.25%
Fixed Rate CMO	97,000,000	995,313	97,995,313	97,698,400	3.00%	2.88%
ARM	458,475,998	(1,236,787)	457,239,211	457,526,219	2.42%	2.83%
Inverse Interest Only	422,689,161	(339,395,718)	83,293,443	82,851,101	6.18%	6.68%
Interest Only	333,480,695	(282,329,060)	51,151,635	53,189,736	3.37%	8.35%
Credit Investments:
Non-Agency RMBS	1,333,562,310	(163,386,626)	1,170,175,684	1,198,987,500	4.00%	5.58%
ABS	73,960,807	(834,763)	73,126,044	73,661,029	4.00%	4.64%
CMBS	153,454,360	(39,218,248)	114,236,112	118,113,899	4.31%	7.91%
Interest Only	822,640,664	(811,619,174)	11,021,490	10,999,711	0.48%	5.13%
Commercial Loans	10,000,000	(72,167)	9,927,833	10,000,000	12.50%	14.94%
Residential Loans	59,046,267	(23,722,567)	35,323,700	34,939,773	5.05%	8.51%

Total	$5,342,455,274	$(1,580,140,863)	$3,762,314,411	$3,779,732,653	3.42%	4.27%

*	Principal only securities with a zero coupon rate are excluded from this calculation.

As of March 31, 2014, the weighted average yield on the Company’s investment portfolio was 4.27% and its weighted average cost of funds was 1.65%. This resulted in a net interest margin of 2.62% as of March 31, 2014. (3)

The Company had net realized gains of $0.4 million, or $0.01 per share, during the quarter ended March 31, 2014. Of this amount, $(0.5) million, or $(0.02) per share, was from Agency RMBS, $(0.1) million, or $(0.00) per share, was from credit investments, $1.2 million, or $0.04 per share, was from the net settlement of interest rate swaps and other derivatives, and $(0.2) million, or $(0.01) per share, was from the transfer of securities previously accounted for as derivatives through linked transactions. Of these amounts, $(0.6) million, or $(0.02) per share, was from the recognition of other-than-temporary impairment recorded on certain securities as of March 31, 2014.

The CPR for the Agency RMBS investment portfolio was 6.0% for the first quarter, and 5.8% for the month of March 2014. (5)

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.8) million, or $(0.03) per share retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.8% as of March 31, 2014, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

During the quarter, we entered into a $100 million whole loan facility with a two year term to finance the acquisition of certain pools of residential mortgage loans.

Additionally, in April 2014, we renewed our one-year securities facility at more attractive financing terms. The facility finances certain consumer asset-backed securities, commercial mortgage-backed securities and residential non-Agency securities.

The investment portfolio is financed with repurchase agreements as of March 31, 2014 as summarized below:

Repurchase Agreements Maturing Within:	Repo Outstanding	WA Funding Cost	WA Days to Maturity		% Repo Outstanding
30 Days or Less	$1,975,936,683	0.86%	16		60.7%
31-60 Days	720,262,714	0.64%	44		22.1%
61-90 Days	259,915,000	0.50%	76		8.0%
Greater than 90 Days	299,641,962	1.74%	452		9.2%

Total / Weighted Average	$3,255,756,359	0.86%	67	*	100.0%

*	Our weighted average original days to maturity is 104 days.

The Company has entered into repurchase agreements with 30 counterparties, under which we had debt outstanding with 25 counterparties as of March 31, 2014. We continue to rebalance our exposures to counterparties and extend original maturities. Subsequent to quarter end, we renewed the Wells Fargo Bank, National Association repurchase agreement facility. The renewal agreement increased the aggregate maximum borrowing capacity under the facility from $125 million to $165 million, and extended the maturity date from April 11, 2014 to April 13, 2015. After adjusting for the renewal agreement, $103.3 million of repurchase agreements maturing in 30 days or less from the above table would be reclassified to greater than 90 days, changing the weighted average maturity above to 79 days. Our weighted average original days to maturity is 104 days as of March 31, 2014.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of March 31, 2014 are summarized as follows:

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2016	$160,000,000	0.85%	0.23%	2.16
2017	175,000,000	0.98%	0.24%	3.55
2018	405,000,000	1.17%	0.24%	4.23
2019	275,000,000	1.29%	0.23%	5.36
2020	450,000,000	1.62%	0.24%	6.00
2022	50,000,000	1.69%	0.24%	8.43
2023	340,000,000	2.49%	0.23%	9.31
2024	55,000,000	2.75%	0.24%	9.93
2028	20,000,000	3.47%	0.23%	14.72

Total/ Wtd Avg	$1,930,000,000	1.56%	0.24%	5.84

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

The Company also utilizes short positions in U.S. Treasury securities and interest rate swaptions to mitigate exposure to increases in interest rates. As of March 31, 2014, the Company had a net short position of $43.0 million notional in U.S. Treasury securities and interest rate swaptions of $172.0 million net notional. As of March 31, 2014, 69% and 106% of the Company’s outstanding balance of total repurchase agreements and repurchase agreements secured by Agency RMBS, respectively, was hedged. (8)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of March 31, 2014, the Company had undistributed taxable income of approximately $1.88 per share. (13)

DIVIDEND

On March 5, 2014, the Company’s board of directors declared the first quarter dividend of $0.60 per share of common stock that was paid on April 28, 2014 to stockholders of record as of March 18, 2014.

On February 14, 2014, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on March 17, 2014 to stockholders of record as of February 28, 2014.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s first quarter earnings conference call on May 7, 2014 at 8:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8846814#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2014 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on May 20, 2014. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8846814#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2110 or ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $25 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 300 employees, including more than 110 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Real estate securities, at fair value:
Agency—$2,167,030,159 and $2,242,322,869 pledged as collateral, respectively	$2,333,030,741	$2,423,002,768
Non-Agency—$966,254,585 and $844,217,568 pledged as collateral, respectively	980,339,355	844,217,568
ABS—$73,661,029 and $71,344,784 pledged as collateral, respectively	73,661,029	71,344,784
CMBS—$91,551,022 and $93,251,470 pledged as collateral, respectively	91,551,022	93,251,470
Residential mortgage loans, at fair value—$29,933,511 and $0 pledged as collateral, respectively	34,939,773	—
Commercial loans, at fair value	10,000,000	—
Investment in affiliates	28,067,897	16,411,314
Linked transactions, net, at fair value	41,947,972	49,501,897
Cash and cash equivalents	33,252,973	86,190,011
Restricted cash	13,540,675	3,575,006
Interest receivable	12,307,477	12,018,919
Receivable on unsettled trades—$150,661,777 and $0 pledged as collateral, respectively	152,509,963	—
Receivable under reverse repurchase agreements	43,318,750	27,475,000
Derivative assets, at fair value	35,633,143	55,060,075
Other assets	6,310,847	1,246,842
Due from broker	1,038,131	1,410,720

Total Assets	$3,891,449,748	$3,684,706,374

Liabilities
Repurchase agreements	$3,069,177,400	$2,891,634,416
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	42,866,016	27,477,188
Payable on unsettled trades	14,121,585	—
Interest payable	2,695,609	3,839,045
Derivative liabilities, at fair value	3,165,510	2,206,289
Dividend payable	17,024,351	17,020,893
Due to affiliates	4,161,526	4,645,297
Accrued expenses	1,779,814	1,395,183
Taxes payable	618,516	1,490,329
Due to broker	20,487,000	30,567,000

Total Liabilities	3,176,097,327	2,980,275,640
Stockholders’ Equity
Preferred stock—$0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,371,419 and 28,365,655 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	283,715	283,657
Additional paid-in capital	585,746,580	585,619,488
Retained earnings (deficit)	(31,891,879)	(42,686,416)

	715,352,421	704,430,734

Total Liabilities & Stockholders’ Equity	$3,891,449,748	$3,684,706,374

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net Interest Income
Interest income	$34,142,740	$38,617,716
Interest expense	6,146,587	6,875,962

	27,996,153	31,741,754

Other Income
Net realized gain	416,471	5,335,417
Income from linked transactions, net	4,259,130	5,838,219
Realized loss on periodic interest settlements of interest rate swaps, net	(6,307,857)	(5,272,343)
Unrealized gain/(loss) on real estate securities and loans, net	29,367,044	(17,711,381)
Unrealized gain/(loss) on derivative and other instruments, net	(19,180,715)	5,223,241

	8,554,073	(6,586,847)

Expenses
Management fee to affiliate	2,500,525	2,859,340
Other operating expenses	2,643,681	2,274,370
Equity based compensation to affiliate	81,073	114,528
Excise tax	500,000	500,000

	5,725,279	5,748,238

Income before provision for income taxes and equity in earnings/(loss) from affiliate	30,824,947	19,406,669
Provision for income taxes	—	(2,632,269)
Equity in earnings/(loss) from affiliate	361,295	(3,591)

Net Income	31,186,242	16,770,809

Dividends on preferred stock	3,367,354	3,367,354

Net Income Available to Common Stockholders	$27,818,888	$13,403,455

Earnings Per Share of Common Stock
Basic	$0.98	$0.49
Diluted	$0.98	$0.49
Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,371,419	27,280,531
Diluted	28,373,794	27,402,305

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense, if any, on such, including securities underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended March 31, 2014 and March 31, 2013 is set forth below:

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net Income available to common stockholders	$27,818,888	$13,403,455
Add (Deduct):
Net realized gain	(416,471)	(5,335,417)
Tax expense related to realized gain	—	2,526,850
Income from linked transactions, net	(4,259,130)	(5,838,219)
Net interest income on linked transactions	4,512,909	3,210,642
Equity in earnings/(loss) from affiliate	(361,295)	3,591
Net interest income from equity method investments	551,081	82,138
Unrealized gain/(loss) on real estate securities, net	(29,367,044)	17,711,381
Unrealized gain/(loss) on derivative and other instruments, net	19,180,715	(5,223,241)

Core Earnings	$17,659,653	$20,541,180
Core Earnings, per Diluted Share	$0.62	$0.75

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate assets through an affiliated entity, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.
(4)	The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS and mortgage loan assets, including linked transactions and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including linked transactions and assets owned through investments in affiliates, by the total investment portfolio.
(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.
(8)	The hedge ratio during the quarter was calculated by dividing our daily weighted average swap notionals, net short positions in U.S. Treasury securities and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, for the period by either our daily weighted average total repurchase agreements or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net short positions in U.S. Treasury securities and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, by either total repurchase agreements or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades, as indicated.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.
(10)	The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.
(11)	The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.
(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end.